UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 14, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02	Results of Operations and Financial Condition.
On April 14, 2026, Albertsons Companies, Inc. (the "Company") issued a press release announcing its financial results for the 13 and 53 weeks ended February 28, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.
On April 14, 2026, the Company issued a press release announcing that it reached a settlement framework to resolve substantially all of the opioid-related claims that have been or may be asserted against the Company by participating states, political subdivisions and Native American tribes (the "Opioid Settlement Framework"). The Opioid Settlement Framework does not constitute an admission of wrongdoing or liability and the Company will continue to vigorously defend against any litigation not covered by the Opioid Settlement Framework.

Under the terms of the Opioid Settlement Framework, the Company has agreed to pay approximately $774 million over nine years to participating jurisdictions with slightly more than one-third of the total amount payable within the first two years and the remainder payable over the following seven years. The Opioid Settlement Framework is subject to certain contingencies, including agreement by states, political subdivisions, and tribes during a sign‑on period. The Company retains full discretion to determine whether participation levels are sufficient for the Opioid Settlement Framework to become effective.

The multi-year payment structure results in an estimated after-tax net present value of approximately $482 million. The first payment is expected to be made on April 30, 2026 into escrow until final settlement. The Company recorded a loss of approximately $774 million ($600 million, net of tax) in its fourth quarter of fiscal 2025 related to the estimated liability with the Opioid Settlement Framework. This charge does not affect Adjusted EBITDA and Adjusted net income for fiscal 2025, as those measures exclude such settlement charges

A copy of the press release is furnished as Exhibit 99.2 to this Current Report and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
On April 14, 2026, the Company issued a press release announcing that the Board of Directors increased the quarterly cash dividend 13% from $0.15 per common share to $0.17 per common share. Also on April 14, 2026, the Company announced the next quarterly dividend payment of $0.17 per share of Class A common stock to be paid on May 8, 2026 to stockholders of record as of the close of business on April 24, 2026.
A copy of the press release is furnished as Exhibit 99.3 to this Current Report and incorporated herein by reference.
The information in this Item 8.01, including Exhibit 99.3, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of Albertsons Companies, Inc. dated April 14, 2026
99.2	Press Release of Albertsons Companies, Inc. dated April 14, 2026
99.3	Press Release of Albertsons Companies, Inc. dated April 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

April 14, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs